UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  August 22, 2011

I.D. SYSTEMS, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-15087	22-3270799
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

123 Tice Boulevard, Woodcliff Lake, New Jersey	07677
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code	(201) 996-9000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                      Entry into a Material Definitive Agreement.

In connection with the Master Agreement (as defined below), I.D. Systems, Inc. (the “Company”) entered into a Purchase Agreement, dated as of August 22, 2011 (the “Purchase Agreement”), with Avis Budget Group, Inc. (Nasdaq: CAR), a Delaware corporation (“Avis Budget Group”), pursuant to which Avis Budget Group has agreed to purchase from the Company, for an aggregate purchase price of Four Million Six Hundred Four Thousand Five Hundred Dollars ($4,604,500), (i) 1,000,000 shares (the “Shares”) of the Company’s common stock, par value $0.01 per share (“Common Stock”), and (ii) a warrant (the “Warrant”) to purchase up to an aggregate of 600,000 shares of Common Stock (the “Warrant Shares” and, collectively with the Shares and the Warrant, the “Securities”).  The closing of the transactions contemplated by the Purchase Agreement (the “Closing Date”) will occur on the second business day immediately following the satisfaction (or waiver) of the closing conditions set forth in the Purchase Agreement.

The Warrant has an exercise price of $10.00 per share of Common Stock.  The Warrant is exercisable (i) with respect to 100,000 of the Warrant Shares, at any time after the Closing Date and on or before the fifth (5th) anniversary thereof, and (ii) with respect to 500,000 of the Warrant Shares, at any time on or after the date (if any) on which Avis Budget Car Rental, LLC, a Delaware limited liability company (“ABCR”) and a subsidiary of Avis Budget Group, the counterparty under the Master Agreement, executes and delivers to the Company SOW#2 (in the form attached to the Master Agreement on the date hereof), which is described below, and on or before the fifth (5th) anniversary of the Closing Date.

The Warrant may be exercised by means of a “cashless exercise” solely in the event that on the later of (i) the one-year anniversary of the date of issuance of the Warrant and (ii) the date on which the Warrant is exercised by the holder, the Company is eligible to file a registration statement on Form S-3 to register the Warrant Shares for resale by the holder and a re-sale registration statement on Form S-3 registering the Warrant Shares for resale by the holder is not then declared effective by the U.S. Securities and Exchange Commission (“SEC”) and available for use by the holder.  The Company has agreed to file such a registration statement (on Form S-3 only, or a successor thereto) within 30 days of the holder’s request therefor, and to have such registration statement declared effective within 90 days of such request, if there is no review by the Staff of the SEC, and within 120 days, if there has been a review by the Staff of the SEC.

The exercise price of the Warrant and, in some cases, the number of shares of Common Stock issuable upon exercise, are subject to adjustment in the case of stock splits, stock dividends, combinations of shares, similar recapitalization transactions and certain pro-rata distributions to holders of Common Stock.  In the event of a fundamental transaction involving the Company, such as a merger, consolidation, sale of substantially all of the Company’s assets or similar reorganization or recapitalization, the holder will be entitled to receive, upon exercise of the Warrant, any securities or other consideration received by the holders of the Company’s Common Stock pursuant to the fundamental transaction.

The Securities may not be transferred, sold, assigned or otherwise disposed of by Avis Budget Group prior to the one-year anniversary of the Closing Date, except to Avis Budget Group’s affiliates who agree to be bound by the same transfer restrictions.  Following the one-year anniversary of the Closing Date, Avis Budget Group may, subject to compliance with applicable securities laws, transfer, sell, assign or otherwise dispose of the Securities.

The foregoing summaries of the Purchase Agreement and the Warrant do not purport to be complete and are qualified in their entirety by reference to full text of each such agreement, copies of which are filed as Exhibits 99.1 and 99.2, respectively, to this report and are incorporated herein by reference.

Item 3.02                      Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 3.02, and is qualified in its entirety by reference to the full text of the Purchase Agreement and the Warrant, copies of which are filed as Exhibits 99.1 and 99.2, respectively, to this report and are incorporated herein by reference.

The Securities are being offered and sold pursuant to an exemption from the registration requirements under Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”),  and Rule 506 of Regulation D promulgated thereunder.  Avis Budget Group has represented to the Company in the Purchase Agreement, among other things, that it is an “accredited investor” (as that term is defined in Regulation D) and has the requisite experience in making investments of the type contemplated by the Purchase Agreement.  None of the Securities has been registered under the Securities Act and the Securities may not be offered or sold in the United States in the absence of an effective registration statement or an exemption from such registration requirements.  This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of the Securities in any state in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state.

Item 8.01.                      Other Events.

On August 22, 2011, the Company announced that it accepted an order from its longstanding customer, ABCR, for certain hardware, and to license to ABCR certain software, that collectively comprise the Company’s system relating to radio frequency identification (RFID) enabled rental car management and virtual location rental (collectively, the “System”).

The order was placed pursuant to statement of work (“SOW”) issued under a Master Software License, Information Technology Services and Equipment Purchase Agreement (together with the exhibits, schedules and attachments thereto, the “Master Agreement”) and related agreements, with ABCR.

The System is comprised of a hardware component, the Company’s Motor Vehicle Asset Communicator (“MVAC”), the Wireless Access Manager (“WAM”), and a software component. The Company’s software for use in the System is being licensed to ABCR on a nonexclusive, worldwide basis for use as a component of the System in the car and/or truck rental industry.  Although the license is non-exclusive, ABCR has certain exclusivity rights in the car and/or truck rental industry described below. ABCR will host the System. The Master Agreement governs the terms and conditions of the sales and license, and orders for hardware and for other related services will be contained in SOWs issued pursuant to the Master Agreement.  The term of the Master Agreement continues until six (6) months after the termination or expiration of the last SOW under the Master Agreement.

As part of the Master Agreement, the Company also will provide ABCR with services for ongoing maintenance and support of the System (the “Maintenance Services”).  The Maintenance Services for each MVAC run for an initial period of 60 months from installation of the MVAC.  ABCR has the option to renew the period for twelve (12) months upon its expiry, and then after such 12-month period, the period can continue on a month-to-month basis (during which ABCR can terminate the period) for up to 48 additional months.   The Maintenance Services fees and other terms and conditions are set forth in Attachment 3 to SOW#1 to the Master Agreement (“SOW#1”). The term of SOW#1 continues until such time as the Maintenance Services cease.

Under the terms of SOW#1 which was executed and delivered by ABCR on August 22, 2011 concurrent with the execution and delivery of the Master Agreement, ABCR has agreed to pay not less than $14,000,000 to IDSY for the System and Maintenance Services, which covers the 25,000 MVACs and a corresponding number of WAMs, which relates to a limited subset of ABCR’s total fleet during this initial phase of the Master Agreement. ABCR also has an option to proceed with Statement of Work 2 (“SOW#2”), pursuant to which the Company would sell to ABCR substantially more units at a significantly lower cost per unit.  After ABCR purchases such additional units, then ABCR affiliates and franchisees will have the right to enter into agreements with the Company to purchase the System on substantially the same terms and conditions as are in the Master Agreement. The term of SOW#2 is sixty (60) months (“SOW#2 Term”).

The Master Agreement provides for a period of exclusivity (“Exclusivity Period”) commencing on the Effective Date of the Master Agreement and ending twelve (12) months after delivery of the 5000th unit pursuant to SOW#1. Commencing on the Effective Date of SOW#2, the Exclusivity Period shall continue (or resume, if the Exclusivity Period has elapsed by the Effective Date of SOW#2, provided that SOW#2 is executed within three months of expiry, unless the Company has already entered into an agreement with another customer to sell the System) for a period of four (4) years. During the Exclusivity Period, the Company will not (i) sell the System to any ABCR Competitor for the same purpose set forth in the Master Agreement, and/or (ii) market and/or engage in any sales discussions or negotiations regarding any sale of the System with any ABCR Competitor that is prohibited under subsection (i) herein.

The Master Agreement may be terminated by ABCR for cause (which is generally the Company’s material breach of its obligations under the Master Agreement), for convenience (subject to the termination fee detailed in the Master Agreement), upon a material adverse change to the Company (as defined in the Master Agreement), or for intellectual property infringement.  The Company does not have the right to unilaterally terminate the Master Agreement.

Pursuant to an escrow agreement entered into among the Company, ABCR and Iron Mountain Intellectual Property Management, Inc., as escrow agent (the “Escrow Agreement”), the source code of the Company’s software, certain intellectual property and related materials regarding the System will be maintained in an escrow account, and released to ABCR upon the occurrence of certain Release Conditions including, but not limited to, liquidation or dissolution of the Company under the U.S. Bankruptcy Code, and, after execution of SOW#2, material breach of the Master Agreement by the Company, including without limitation, the failure to provide Maintenance Services.

On August 22, 2011, the Company issued a press release announcing the execution of the agreements described in Item 1.01 and this Item 8.01 of this Current Report on Form 8-K.  A copy of the press release is attached as Exhibit 99.3 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.                      Financial Statements and Exhibits.

(d)           Exhibits

As described above, the following exhibits are filed with this report:

Exhibit 99.1 –	Purchase Agreement, dated as of August 22, 2011, by and between the Company and Avis Budget Group.

Exhibit 99.2 –	Warrant to Purchase Common Stock of the Company.

Exhibit 99.3 –	Press Release, dated August 22, 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

I.D. SYSTEMS, INC.

By:	/s/ Ned Mavrommatis
Name: Ned Mavrommatis
Title: Chief Financial Officer

Date:           August 22, 2011

EXHIBIT INDEX

Exhibit Number	Description

99.1	Purchase Agreement, dated as of August 22, 2011, by and between I.D. Systems, Inc. and Avis Budget Group, Inc.

99.2	Warrant to Purchase Common Stock of I.D. Systems, Inc.

99.3	Press Release, dated August 22, 2011.